Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Tilly's Inc.
Irvine, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated April 10, 2025, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, of Tilly's Inc. (the Company) appearing in the Company's Annual Report on Form 10-K for the period ended February 1, 2025.

/s/ BDO USA, P.C.
Costa Mesa, California
July 25, 2025